Registration No. 33
     ===========================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                              --------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                              --------------------------
                                 IDAHO POWER COMPANY
                            (Exact name of registrant as
                              specified in its charter)
                              --------------------------
                Idaho                                                 82-0130980
     (State or other jurisdiction                               (I.R.S. Employer
     of incorporation or organization)                       Identification No.)
                                1221 West Idaho Street
                                     P.O. Box 70
                                     Boise, Idaho
                       (Address of principal executive office)
                                        83707
                                      (Zip Code)
                                 IDAHO POWER COMPANY
                                EMPLOYEE SAVINGS PLAN
                                 (Full Title of Plan)
                                ----------------------
         Joseph W. Marshall                            Robert W. Stahman, Esq.
      Chairman of the Board and                            Vice President,
      Chief Executive Officer                      General Counsel and Secretary
        Idaho Power Company                              Idaho Power Company
      1221 West Idaho Street                            1221 West Idaho Street
        Boise, Idaho  83702-5627                    Boise, Idaho  83702-5627
          (208) 383-2000                                   (208) 383-2000

         Daniel K. Bowers                             Elizabeth W. Powers, Esq.
     Vice President & Treasurer                            Reid & Priest
        Idaho Power Company                             40 West 57th Street
      1221 West Idaho Street                            New York, NY  10019
       Boise, Idaho  83702-5627                            (212) 603-2000
         (208) 383-2000

     (Names, addresses and telephone numbers, including area codes, of agents of service)
                           Calculation of Registration Fee
     ===========================================================================
     Title of Securities Amount to be   Proposed maximum    Proposed  Amount of
     to be to be         registered     offering price per  maximum   registra-
     registered                         unit                aggregate tion fee
                                                            price
     ---------------------------------------------------------------------------
     Common Stock, $2.50 1,500,000 Shares    $23.50 (1)     $35,250,000 $12,156
       Par Value
     Preferred Share     1,500,000 Rights      --                --         (2)
       Purchase Rights
     ===========================================================================
     (1) Based on the average of the high and low sale prices on the Composite Tape on October 14, 1994, pursuant to Rule 457(c).
     (2) Since no separate consideration is paid for the Preferred Share Purchase Rights (Rights), the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.
                               ------------------------
               In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

               Pursuant to Rule 429, the prospectus included as part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statement No. 33-36047.
     ===========================================================================

                                 IDAHO POWER COMPANY
                                EMPLOYEE SAVINGS PLAN

                                       PART II

                             INFORMATION REQUIRED IN THE
                                REGISTRATION STATEMENT


     Item 3.   Incorporation of Documents by Reference
               ---------------------------------------

               Idaho Power Company (the "Company") hereby incorporates herein by reference its Annual Report on Form 10-K for the year ended December 31, 1993, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994, its Current Reports on Form 8-K dated July 11, 1994 and August 11, 1994 and the description of the Company's Common Stock, which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and is contained in the Registration Statement on Form 8-B filed on August 7, 1989, as supplemented by the Form 8-K filed on January 11, 1990. The Idaho Power Company Employee Savings Plan (the "Plan") hereby incorporates herein by reference its Annual Report on Form 11-K for the year ended December 31, 1993 and the Employee Stock Ownership Plan (the "ESOP") Annual Report on Form 11-K for the year ended December 31, 1993. All reports and documents hereafter filed by the Company, the Plan and the ESOP pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof.

               Any statement contained in an incorporated document shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed incorporated document modifies or supersedes such statement.

     Item 5.   Interests of Named Experts and Counsel
               --------------------------------------

               The financial statements and the related supplemental schedules of the Company included in the Annual Report on Form 10-K and the financial statements and the related supplemental schedules of the Plan and the ESOP included in the Annual Reports on Form 11-K, all as incorporated by reference in this Registration Statement, have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their reports incorporated herein by reference and have been so incorporated in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

     Item 6.   Indemnification of Directors and Officers
               -----------------------------------------

               Section 30-1-5 of the Idaho Business Corporation Act and Section 6 of the By-Laws of the Company provide for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Act, and is therefore unenforceable.

               The Company maintains liability insurance protecting it, as well as its directors and officers, against liability by reason of their being or having been directors or officers. The premium, payable solely by the Company, is not separately allocable to the sale of the securities registered hereby.

     Item 8.   Exhibits
               --------

     Exhibit   File Number    As Exhibit
     -------   -----------    ----------
     *4(a)     33-00440       4(a)(xiii)     Restated Articles of Incorporation
                                             of the Company, as filed with the
                                             Secretary of State of Idaho on June
                                             30, 1989.

     *4(a)(i)  33-65720       4(a)(i)        Statement of Resolution
                                             Establishing Terms of 8.375% Serial
                                             Preferred Stock, Without Par Value
                                             (cumulative stated value of $100
                                             per share), as filed with the
                                             Secretary of State of Idaho on
                                             September 23, 1991.

     *4(a)(ii) 33-65720       4(a)(ii)       Statement of Resolution
                                             Establishing Terms of Flexible
                                             Auction Series A, Serial Preferred
                                             Stock, Without Par Value
                                             (cumulative stated value of
                                             $100,000 per share), as filed with
                                             the Secretary of State of Idaho on
                                             November 5, 1991.

     *4(a)(iii)  33-65720     4(a)(iii)      Statement of Resolution
                                             Establishing Terms of 7.07% Serial
                                             Preferred Stock, Without Par Value
                                             (cumulative stated value of $100
                                             per share), as filed with the
                                             Secretary of State of Idaho on June
                                             30, 1993.

     *4(b)     33-41166       4(b)           Waiver Resolution to Restated
                                             Articles of Incorporation adopted
                                             by Shareholders May 1, 1991.

     *4(c)     33-00440       4(a)(xiv)      By-laws of the Company as
                                             amended on June 30, 1989 and
                                             presently in effect.

     *4(d)     33-65720       4(e)           Rights Agreement dated January 11,
                                             1990 between the Company and First
                                             Chicago Trust Company of New York,
                                             as Rights Agent (The Bank of New
                                             York, Successor Rights Agent).

     5(a)                                    Opinion and Consent of Robert W.
                                             Stahman.

     5(b)                                    Opinion and Consent of Reid &
                                             Priest.

     15                                      Letter of Deloitte & Touche LLP
                                             regarding unaudited financial
                                             information.

     23                                      Consent of Deloitte & Touche LLP.

     24                                      Power of Attorney.
     --------------------------------------------------------------------------
     *Previously filed and incorporated herein by reference.

               The undersigned registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

     Item 9.   Undertakings
               ------------

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) and (ii) if such information is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's and the ESOP's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY


          Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named in this Registration Statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement, and appoints any such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file any such amendments to the Registration Statement, and the issuer and the Idaho Power Company Employee Savings Plan hereby confer like authority to sign and file on their behalf.


                                      SIGNATURES

          The Registrant.  Pursuant to the requirements of the Securities Act of
          --------------
     1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boise and State of Idaho, on the 18th day of October, 1994.

                                             IDAHO POWER COMPANY

                                             By /s/ Joseph W. Marshall
                                                ______________________
                                                Joseph W. Marshall
                                                Chairman of the Board and
                                                Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                Title                    Date
     ---------                -----                    ----

     /s/ Joseph W. Marshall   Chairman of the Board   October 18, 1994
     _____________________
     Joseph W. Marshall       and Chief Executive
                              Officer

     /s/ Larry R. Gunnoe      President, Chief        October 18, 1994
     _____________________
     Larry R. Gunnoe          Operating Officer and
                              Director

     /s/ J. LaMont Keen       Vice President and      October 18, 1994
     _____________________
     J. LaMont Keen           Chief Financial Officer

     /s/ Harold J. Hochhalter Controller and Chief    October 18, 1994
     _____________________
     Harold J. Hochhalter     Accounting Officer

     /s/ Robert D. Bolinder   Director                October 18, 1994
     _____________________
     Robert D. Bolinder

     /s/ Roger L. Breezley    Director                October 18, 1994
     _____________________
     Roger L. Breezley

     /s/ John B. Carley       Director                October 18, 1994
     _____________________
     John B. Carley

     /s/ George L. Coiner     Director                October 18, 1994
     _____________________
     George L. Coiner

     /s/ Peter T. Johnson     Director                October 18, 1994
     _____________________
     Peter T. Johnson

     /s/ Evelyn Loveless      Director                October 18, 1994
     _____________________
     Evelyn Loveless

     /s/ James A. McClure     Director                October 18, 1994
     _____________________
     James A. McClure

     /s/ Jon H. Miller        Director                October 18, 1994
     _____________________
     Jon H. Miller

     /s/ Richard T. Norman    Director                October 18, 1994
     _____________________
     Richard T. Norman

     /s/ Gene C. Rose         Director                October 18, 1994
     _____________________
     Gene C. Rose

     /s/ Phil Soulen          Director                October 18, 1994
     _____________________
     Phil Soulen

               The Plan.  Pursuant to the requirements of the Securities Act of
               --------
     1933, the members of the Idaho Power Company Employee Savings Plan Committee have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Boise and State of Idaho, on the 18th day of October, 1994.


                                             IDAHO POWER COMPANY
                                             EMPLOYEE SAVINGS PLAN


                                             By /s/ Daniel K. Bowers
                                               _____________________________
                                               Daniel K. Bowers
                                               (Chairman of Committee and
                                               Plan Administrator)

                                    EXHIBIT INDEX


     Exhibit   File Number    As Exhibit
     -------   ----------     ----------
     *4(a)     33-00440       4(a)(xiii)     Restated Articles of Incorporation
                                             of the Company, as filed with the
                                             Secretary of State of Idaho on June
                                             30, 1989.

     *4(a)(i)  33-65720       4(a)(i)        Statement of Resolution
                                             Establishing Terms of 8.375% Serial
                                             Preferred Stock, Without Par Value
                                             (cumulative stated value of $100
                                             per share), as filed with the
                                             Secretary of State of Idaho on
                                             September 23, 1991.

     *4(a)(ii) 33-65720       4(a)(ii)       Statement of Resolution
                                             Establishing Terms of Flexible
                                             Auction Series A, Serial Preferred
                                             Stock, Without Par Value
                                             (cumulative stated value of
                                             $100,000 per share), as filed with
                                             the Secretary of State of Idaho on
                                             November 5, 1991.

     *4(a)(iii)  33-65720     4(a)(iii)      Statement of Resolution
                                             Establishing Terms of 7.07% Serial
                                             Preferred Stock, Without Par Value
                                             (cumulative stated value of $100
                                             per share), as filed with the
                                             Secretary of State of Idaho on June
                                             30, 1993.

     *4(b)     33-41166       4(b)           Waiver Resolution to Restated
                                             Articles of Incorporation adopted
                                             by Shareholders May 1, 1991.

     *4(c)     33-00440       4(a)(xiv)      By-laws of the Company as amended
                                             on June 30, 1989 and presently in
                                             effect.

     *4(d)     33-65720       4(e)           Rights Agreement dated January 11,
                                             1990 between the Company and First
                                             Chicago Trust Company of New York,
                                             as Rights Agent (The Bank of New
                                             York, Successor Rights Agent).

     5(a)                                    Opinion and Consent of Robert W.
                                             Stahman.

     5(b)                                    Opinion and Consent of Reid &
                                             Priest.

     15                                      Letter of Deloitte & Touche LLP
                                             regarding unaudited financial
                                             information.

     23                                      Consent of Deloitte & Touche LLP.

     24                                      Power of Attorney.






     *Previously filed and incorporated herein by reference.